Exhibit 99.1

NEWS RELEASE 16 Munson Road Farmington CT 06032 www.MagellanHealth.com

For Immediate Release
	Investor Contact:	Melissa Rose
877-645-6464

	Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS
FOURTH QUARTER AND FISCAL YEAR 2004 FINANCIAL RESULTS

Company Reaffirms 2005 Guidance

FARMINGTON, Conn. – March 3, 2005 – Magellan Health Services, Inc. (Nasdaq:MGLN) today reported operating results for the fourth quarter and fiscal year 2004. The Company also reaffirmed its guidance for 2005.

Financial Results

For the fiscal year ended December 31, 2004, the Company reported net revenue of $1.8 billion and net income of $88.4 million, or $2.43 per diluted common share.  For the prior year, net revenue was $1.5 billion and net income was $451.8 million, or $10.86 per diluted common share.  Net income in 2003 included net reorganization benefit with respect to the Company’s restructuring of $457.7 million (pre-tax) and a goodwill impairment charge of $28.8 million (pre-tax).  For 2004, the Company’s segment profit (net revenue less salaries, cost of care, and other operating expenses plus equity in earnings of unconsolidated subsidiaries) was $233.2 million, compared with $192.1 million in the prior year.

For the fourth quarter of 2004, the Company reported net revenue of $445.2 million, compared with $337.8 million in the prior year quarter.  Net income in the quarter was $20.5 million, or $0.56 per diluted common share, compared with $499.9 million, or $12.01 per diluted common share in the fourth quarter of 2003.  Segment profit for the current year quarter was $59.6 million, compared with $68.0 million in the prior year quarter.

See the attached tables detailing the Company’s operating results, including results by segment.

“As we expected, Magellan continued its strong performance in the fourth quarter,” said Steven J. Shulman, chairman and chief executive officer of the Company.  “Our results are the direct result of executing on our performance improvement plans, diligence in focusing on operating efficiency and careful management of administrative and care costs.  While implementing this large-scale turn-around, we continued to deliver stellar service to our members, customers and providers.”

Balance Sheet Highlights

The Company ended the quarter with unrestricted cash, cash equivalents and investments of $355.3 million.  Cash flow from operations for the year was $163.4 million compared with $178.3 million in 2003.  Cash flow from operations for 2004 includes net payments of $66.7 million related to the Company’s Chapter 11

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proceedings, including professional fees and other expenses. Excluding the impact of these liabilities, cash flow from operations for the year ended December 31, 2004 was $230.1 million. The Company has not drawn on its $50.0 million revolving credit facility.

Mark S. Demilio, chief financial officer, said, “Our growing unrestricted cash and investments represent key strategic assets for the Company.  As we move forward in 2005, we will continue to explore our options for the most effective and efficient use of these assets in achieving our strategic, operational and financial objectives.”

Outlook

The Company also reaffirmed the estimates for 2005 financial performance that it provided in December.  The Company expects its segment profit to be in the range of $200 million to $220 million, yielding earnings per share in the range of $2.90 to $3.26 on a diluted basis.

“I am very pleased with our 2004 operating results, cash generation and improved capital structure,” Shulman said.  “In addition to improving operational efficiency and effectiveness, we continue to make progress in product development.  We are focused on addressing the evolving needs of our current customers and the larger marketplace and our product development initiatives are showing promise.

“These efforts, combined with our strong financial performance, lay the foundation for our strategy of leveraging our robust operating platform, unmatched behavioral health expertise and premier customer base to ignite growth.  With a strong track record of accomplishment over the last year to build on, we are well positioned to execute our strategy and I am pleased with the Company’s prospects for 2005 and beyond,” Shulman added.

Earnings Results Conference Call

A conference call will be held to discuss the earnings at 9:00 a.m. Eastern time on Thursday, March 3, 2005. To participate in the call, interested parties should call 1-888-390-4698 and reference the passcode 2004 Earnings and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available from approximately 11:00 a.m. Eastern time on Thursday, March 3, until 12:00 midnight on Thursday, March 10. The call-in numbers for the replay are 1-866-395-4276 and 1-203-369-0484 (from outside the U.S.).

Those who plan to listen to the call and/or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004, including the discussion of risks set forth in the section entitled “Cautionary Statements.”  In addition, listeners are encouraged to read all other 2003 and 2004 reports filed with the Securities and Exchange Commission, including but not limited to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 29, 2004, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission today, to learn about Magellan’s historical operational and financial results.

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About Magellan:  Headquartered in Farmington, Conn., Magellan Health Services (Nasdaq:MGLN) is the country’s leading managed behavioral health care organization.  Its customers include health plans, corporations and government agencies.

Safe Harbor Statement:  Certain of the statements made in this press release including, without limitation, statements regarding estimates of future financial performance, including segment profit and earnings per share, product development, expectations concerning future investment and growth, execution of the Company’s business strategy, results of operations and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements including election of certain of the Company’s health plan customers to manage the behavioral health care services of their members directly; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health treatment services by members; delays, higher costs or inability to implement the Company’s initiatives; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the complete discussion of risks set forth in the section entitled “Cautionary Statements” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission today and posted on the Company’s Web site.  Segment profit information referred to in this press release may be considered a non-GAAP financial measure, and further information regarding this measure, including the reasons management considers this useful information to investors and a reconciliation to the comparable GAAP measure, is included in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Predecessor Company	Reorganized Company	Predecessor Company	Reorganized Company
	Three Months Ended December 31, 2003	Three Months Ended December 31, 2004 (1)	Fiscal Year Ended December 31, 2003	Fiscal Year Ended December 31, 2004 (1)
	(unaudited)	(unaudited)

Net revenue	$337,795	$445,168	$1,510,746	$1,795,402

Costs and expenses:
Salaries, cost of care and other operating expenses	272,884	385,284	1,324,886	1,567,465
Equity in (earnings) loss of unconsolidated subsidiaries	(3,041)	284	(6,202)	(5,277)
	269,843	385,568	1,318,684	1,562,188
Segment profit	67,952	59,600	192,062	233,214

Depreciation and amortization	11,782	11,011	48,047	42,489
Interest expense (Contractual interest of $26,718 and $106,328 for the three months and fiscal year ended December 31, 2003, respectively)	29,542	9,625	61,016	37,124
Interest income	(700)	(2,534)	(2,873)	(6,127)
Stock compensation expense	—	7,254	—	23,152
Reorganization benefit, net	(470,462)	—	(438,217)	—
Goodwill impairment charges	—	—	28,780	—
Special charges	4,206	734	9,528	5,038
	(425,632)	26,090	(293,719)	101,676
Income from continuing operations before income taxes and minority interest	493,584	33,510	485,781	131,538
Provision for income taxes	9,555	17,608	33,813	46,584
Income from continuing operations before minority interest	484,029	15,902	451,968	84,954
Minority interest	83	(193)	253	333
Income from continuing operations	483,946	16,095	451,715	84,621
Discontinued operations:
Income (loss) from discontinued operations (2)	821	5,290	(25,028)	4,781
Income (loss) on disposal of discontinued operations (3)	(1,665)	(931)	4,756	(1,030)
Reorganization benefit, net (4)	16,846	—	20,327	—
	16,002	4,359	55	3,751
Net income	499,948	20,454	451,770	88,372
Preferred dividends (Contractual dividends of $1,236 and $4,788 for the three months and fiscal year ended December 31, 2003, respectively)	—	—	883	—
Amortization of redeemable preferred stock issuance costs and other	—	—	172	—
Preferred stock reorganization items, net	—	—	2,668	—
Income available to common stockholders	499,948	20,454	448,047	88,372
Other comprehensive loss (5)	—	(506)	—	(506)
Comprehensive income	$499,948	$19,948	$448,047	$87,866

Weighted average number of common shares outstanding — basic (6)	35,319	35,371	35,305	35,367
Weighted average number of common shares outstanding — diluted (6)	41,619	36,734	41,605	36,361

Income per common share available to common stockholders — basic:
Income from continuing operations	$13.70	$0.46	$12.69	$2.39
Income from discontinued operations	$0.45	$0.12	$—	$0.11
Net income	$14.15	$0.58	$12.69	$2.50

Income per common share available to common stockholders — diluted:
Income from continuing operations	$11.63	$0.44	$10.86	$2.33
Income from discontinued operations	$0.38	$0.12	$—	$0.10
Net income	$12.01	$0.56	$10.86	$2.43

(1)   For a more detailed discussion of Magellan’s results for the three months and fiscal year ended December 31, 2004, refer to the Company’s Annual Report on Form 10-K, which will be filed with the SEC on March 3, 2005, and the live broadcast or taped replay of the Company’s earnings conference call on March 3, 2005, which will be available at www.MagellanHealth.com.

(2)   Net of income tax benefit of $(1,188) and $(7,897) for the three months ended December 31, 2003 and 2004, respectively, and $(1,336) and $(8,110) for the fiscal years ended December 31, 2003 and 2004, respectively.

(3)   Net of income tax provision of $1,669 and $930 for the three months ended December 31, 2003 and 2004, respectively, and $1,347 and $889 for the fiscal years ended December 31, 2003 and 2004, respectively.

(4)   Net of income tax benefit of $(791) and $(817) for the three months and fiscal year ended December 31, 2003, respectively.

(5)   Net of income tax benefit of $(338) for the three months and fiscal year ended December 31, 2004.

(6)   Weighted average number of common shares outstanding for the three months and fiscal year ended December 31, 2003 was calculated using the then outstanding shares of the Predecessor Company’s pre-petition common stock. Weighted average number of common shares outstanding for the three months and fiscal year ended December 31, 2004 was calculated using outstanding shares of the Reorganized Company’s Ordinary Common Stock and Multi-Vote Common Stock.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Predecessor Company	Reorganized Company
	Fiscal Year Ended December 31, 2003	Fiscal Year Ended December 31, 2004

Cash Flows From Operating Activities:
Net income	$451,770	$88,372

Adjustments to reconcile net income to net cash from operating activities:
(Gain) loss on sale of assets	(4,460)	141
Depreciation and amortization	48,047	42,489
Goodwill impairment charges	28,780	—
Equity in earnings of unconsolidated subsidiaries	(6,202)	(5,277)
Non-cash fresh start reorganization gain	(495,142)	—
Other non-cash reorganization expense	6,902	—
Other non-cash interest expense	4,662	2,343
Non-cash stock compensation	—	20,276
Cash flows from changes in assets and liabilities:
Accounts receivable, net	11,650	25,069
Restricted cash	(39)	(2,058)
Net cash flows related to unconsolidated subsidiaries	(3,881)	7,322
Income taxes payable and deferred income taxes	1,966	—
Other assets	(837)	38,018
Accounts payable and accrued liabilities	178,355	(72,757)
Medical claims payable	(47,403)	17,497
Other liabilities	(450)	23
Minority interest, net of dividends paid	352	591
Other	4,223	1,389
Total adjustments	(273,477)	75,066
Net cash provided by operating activities	178,293	163,438

Cash Flows From Investing Activities:
Capital expenditures.	(29,773)	(30,703)
Acquisitions and investments in businesses	(3,731)	—
Purchases of investments.	—	(827,564)
Maturity of investments.	—	506,518
Proceeds from sale of assets, net of transaction costs	2,588	2,302
Net cash used in investing activities	(30,916)	(349,447)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(3,018)	(216,226)
Proceeds from issuance of long-term debt, net of issuance costs	76	92,806
Proceeds from issuance of equity, net of issuance costs	—	147,871
Proceeds from exercise of stock options and warrants and employee stock purchase plan	25	—
Net cash provide by (used in) financing activities	(2,917)	24,451
Net increase (decrease) in cash and cash equivalents	144,460	(161,558)
Cash and cash equivalents at beginning of period	62,488	206,948
Cash and cash equivalents at end of period	$206,948	$45,390	A

A  Cash and cash equivalents as of December 31, 2004 does not include unrestricted investments which total $309,898 as of such date.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Predecessor Company	Reorganized Company	Predecessor Company	Reorganized Company
	Three Months Ended	Three Months Ended	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2003	December 31, 2004	December 31, 2003	December 31, 2004
	(unaudited)	(unaudited)
Net revenue
- Health Plan Solutions	$215,753	$220,778	$870,540	$904,872
- Employer Solutions	37,705	33,422	159,034	135,676
- Public Sector Solutions	84,337	190,968	481,172	754,854
Total revenue	337,795	445,168	1,510,746	1,795,402

Cost of care
- Health Plan Solutions	91,192	113,793	464,128	484,047
- Employer Solutions	10,362	8,140	44,858	37,168
- Public Sector Solutions	71,449	169,866	397,498	669,379
Total cost of care	173,003	291,799	906,484	1,190,594

Direct service costs and other operating expenses
- Health Plan Solutions	44,526	41,150	180,336	170,131
- Employer Solutions	18,858	16,313	79,071	66,294
- Public Sector Solutions	1,402	9,338	40,466	40,528
- Corporate & Other	35,095	26,684	118,529	99,918
Total direct services costs and other operating expenses	99,881	93,485	418,402	376,871

Equity in (earnings) loss of unconsolidated subsidiaries
- Health Plan Solutions	(1,809)	284	(6,560)	(5,277)
- Public Sector Solutions	(1,232)	—	358	—
Total equity in earnings (loss) of unconsolidated subsidiaries	(3,041)	284	(6,202)	(5,277)

Segment profit (loss)
- Health Plan Solutions	81,844	65,551	232,636	255,971
- Employer Solutions	8,485	8,969	35,105	32,214
- Public Sector Solutions	12,718	11,764	42,850	44,947
- Corporate & Other	(35,095)	(26,684)	(118,529)	(99,918)
Total segment profit (loss)	$67,952	$59,600	$192,062	$233,214

Membership
- Health Plan Solutions			41,212	41,716
- Employer Solutions			14,696	13,394
- Public Sector Solutions			2,717	2,030
Total membership			58,625	57,140